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                                                                   EXHIBIT 23.B

        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

  We hereby consent to (i) the inclusion of our opinion letter, dated June 27, 1996, to the Board of Directors of El Paso Natural Gas Company, (the "Company" or "El Paso") as Appendix G to the Joint Proxy Statement--Prospectus of the Company relating to the acquisition of Tenneco Inc. and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") in the sections captioned "The Transaction--Reasons for the Transaction; Recommendations of the Boards of Directors" and "--Opinions of Financial Advisors" of the Joint Proxy Statement/Prospectus of El Paso which forms a part of this Registration Statement of Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          Donaldson, Lufkin &
                                           JenretteSecurities Corporation

                                                      /s/ Ralph Eads
                                          By: _________________________________
                                            Ralph Eads Managing Director

New York, New York

October 18, 1996